Exhibit 99.1
Summary of Terms for the Senior Secured Credit Facilities

	Senior Secured Revolving	First Lien Senior Secured	Second Lien Senior Secured
	Credit Facility	Term Loan	Term Loan
Borrower:	Walter Investment Management Corp. (the “Borrower”)

Amount:	$45 million	$500 million	$265 million

Maturity:	Earlier of 5 years after closing date and June 30, 2016	Earlier of 5 years after closing date and June 30, 2016	Earlier of 5.5 years after closing date and December 31, 2016

Interest rate:	LIBOR + 625 bps	LIBOR + 625 bps	LIBOR + 1100 bps

LIBOR floor:	150 bps	150 bps	150 bps

Upfront / OID:	NA	98% of par	98% of par

Commitment fee:	75 bps	NA	NA

Mandatory amortization:	NA	3.75% per quarter; remainder on final maturity	None (bullet maturity)

Security:	First priority pledge on substantially all assets of the Borrower and guarantors (with certain exclusions)	First priority pledge on substantially all assets of the Borrower and guarantors (with certain exclusions)	Second priority pledge on substantially all assets of the Borrower and guarantors (with certain exclusions)

Optional redemptions:	NA	102% in year 1/ 101% in year 2/ par thereafter	Make-whole at 103% for the first two years/ 103% in year 3 / 101% in year 4/ par thereafter

Affirmative covenants:	Customary for facilities of this type	Customary for facilities of this type	Customary for facilities of this type

Negative covenants:	Customary for facilities of this type, including:	Customary for facilities of this type, including:	Customary for facilities of this type, including:
	• Limitations on Restricted Payments	• Limitations on Restricted Payments	• Limitations on Restricted Payments
	• Limitations on Indebtedness	• Limitations on Indebtedness	• Limitations on Indebtedness
	• Limitations on Capital Expenditures	• Limitations on Capital Expenditures	• Limitations on Capital Expenditures
	• Limitations on Liens	• Limitations on Liens	• Limitations on Liens
	• Limitations on Asset Sales	• Limitations on Asset Sales	• Limitations on Asset Sales

Financial covenants:	Maintenance covenants:	Maintenance covenants:	Maintenance covenants:
	• Total debt / EBITDA	• Total debt / EBITDA	• Total debt / EBITDA
	• EBITDA / Interest expense	• EBITDA / Interest expense	• EBITDA / Interest expense